UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2011

AssuranceAmerica Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	0-06334	87-0281240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

RiverEdge One, Suite 600 5500 Interstate North Pkwy Atlanta, GA 30328
(Address of Principal Executive Offices)

(770) 925-0200 x6259

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 4, 2011, AssuranceAmerica Corporation, a Nevada corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) under Section 13(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13e-3 promulgated thereunder a Schedule 13E-3 Transaction Statement (the “Schedule 13E-3”), in connection with a proposed “going private” transaction. The primary purpose of the going private transaction is to reduce the number of record holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to fewer than 300, thereby allowing the Company to terminate the registration of the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend its reporting obligations under Section 15(d) of the Exchange Act.

To accomplish this reduction in the number of record holders of the Common Stock, the Company will effect a reverse stock split of the Common Stock, whereby each 10,000 shares of Common Stock outstanding as of the effective date of the reverse stock split will be converted into one whole share of Common Stock (the “Reverse Stock Split”). In lieu of issuing any fractional shares to stockholders owning fewer than 10,000 pre-Reverse Stock Split shares, the Company will make a cash payment equal to $0.30 per pre-Reverse Stock Split share to such stockholders. Accordingly, stockholders owning fewer than 10,000 pre-Reverse Stock Split shares, after the Reverse Stock Split, will no longer be stockholders of the Company. The Reverse Stock Split will also provide for a corresponding decrease in the number of authorized shares of Common Stock from 120,000,000 shares to 12,000 shares.

Following the Reverse Stock Split, the Company will have fewer than 300 stockholders of record. As a result, the Company will be eligible to, and intends to, terminate the registration of its Common Stock under Section 12(g) of the Exchange Act and suspend its reporting obligations under Section 15(d) of the Exchange Act, after which time the Company will no longer be subject to the reporting requirements under the Exchange Act.

After the completion of the Reverse Stock Split, the Company will effect a one-to-10,000 forward stock split (the “Forward Stock Split”) for those stockholders who hold at least one whole post-Reverse Stock Split share by converting all post-Reverse Stock Split shares held by such stockholders (including fractional shares) to a number of shares of Common Stock equal to the number of such post-Reverse Stock Split shares multiplied by 10,000. The Forward Stock Split will also provide for a corresponding increase in the number of authorized shares of Common Stock from 12,000 to 120,000,000 shares.

Under Nevada law and the Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”), the Board of Directors of the Company (the “Board”) may amend the Articles of Incorporation to implement the Reverse Stock Split and the Forward Stock Split without the approval of the stockholders. Therefore, the Company is not seeking stockholder approval for these actions, and no vote is sought in connection with these actions.

The Reverse Stock Split and the Forward Stock Split will be conducted upon the terms and subject to the conditions set forth in the Company’s disclosure statement, which is attached as Exhibit (a) to the Schedule 13E-3 (the “Disclosure Statement”). The Company intends on effecting the transactions discussed herein as soon as practicable after all SEC filing requirements have been satisfied. In general, the Company may not consummate the Reverse Stock Split until 20 days after the date on which it first mails the Disclosure Statement to its stockholders.

Although the Board has approved the Reverse Stock Split and the Forward Stock Split and the subsequent termination of registration of the Common Stock and suspension of the Company’s duty to file periodic reports and other information with the SEC under the Exchange Act, the Board reserves the right to abandon, postpone or modify the foregoing at any time before they are consummated for any reason.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2011	ASSURANCEAMERICA CORPORATION

/s/ Mark H. Hain
Mark H. Hain
Executive Vice President, General Counsel and Secretary